EXHIBIT 16.1


June 4, 2009



Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Universal Power Group, Inc. under Item 4.01 of its Form 8-K dated June 4, 2009. We agree with the statements concerning our Firm in such Form 8-K.

/s/ KBA Group LLP
Dallas, Texas